SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 8, 2002

IntelliCorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13022	94-2756073

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1975 El Camino Real West
Mountain View, California 94040

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 965-5500

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Changes in Registrant’s Certifying Accountants

     On May 9, 2002, Intellicorp, Inc. (the “Company”) engaged Moss Adams LLP as the Company’s independent accountants for the year ending June 30, 2002. Before the engagement of Moss Adams LLP, Ernst & Young LLP served as the Company’s independent accountants for the years ended June 30, 2000 and 2001.

a) Previous independent accountants

i)	On May 8, 2002, the Company dismissed Ernst & Young LLP as its independent accountants.

ii)	The reports of Ernst & Young LLP on the financial statements of the Company for each of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

iii)	The decision to change independent accountants was recommended by the Company’s Audit Committee and approved by the Company’s Board of Directors.

iv)	During the Company’s two most recent fiscal years and through the date of this report, the Company has had no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements of the Company for such years.

v)	During the Company’s two most recent fiscal years and through the date of this report, there were no events of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

vi)	The Company has requested that Ernst & Young LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated May 8, 2002, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

b) New independent accountants

     On May 9, 2002, the Company engaged Moss Adams LLP as its independent accountants for the year ending June 30, 2002. During the two most recent fiscal years and through the date of this report, the Company has not consulted with Moss Adams LLP on items which concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Item 304(a)(2) Regulation S-K).

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)

Exhibit 16.1	Letter from Ernst & Young LLP, independent auditors re:
change in certifying accountants

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICORP, INC.

By:	/s/ Jerome F. Klajbor

Jerome F. Klajbor Chief Financial Officer

Date: May 9, 2002

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EXHIBIT INDEX

Exhibit	Description

Exhibit 16.1	Letter from Ernst & Young LLP, independent auditors re:
change in certifying accountants

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